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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.


                                       /s/ DAVID G. BUNTING
                                       ------------------------
                                       DAVID G. BUNTING


                                       /s/ T. BRETT HAIRE
                                       ------------------------
                                       T. BRETT HAIRE


                                       BRAVE ASSET MANAGEMENT INC.



                                       By: /s/ David G. Bunting
                                           --------------------
                                           David G. Bunting
                                           Secretary-Treasurer


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